                                                                   EXHIBIT 10.22















                     CCA ACQUISITION CORP. AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                        March 31,       December 31,
                                                                                           1998              1997
                                                                                       -----------      ------------
                                                                                       (Unaudited)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                           $    580,306    $   2,595,272
   Accounts receivable, net of allowance for doubtful accounts of
     $467,033             and $454,097, respectively                                      4,722,532        5,305,049
   Prepaid expenses and other                                                               883,246          754,073
                                                                                       ------------    -------------
           Total current assets                                                           6,186,084        8,654,394
                                                                                       ------------    -------------
INVESTMENT IN CABLE TELEVISION PROPERTIES:
   Property, plant and equipment, net                                                   206,371,820      204,645,667
   Franchise costs, net of accumulated amortization of $95,972,743  and
   $87,601,155, respectively                                                            407,052,272      414,800,499
                                                                                       ------------    -------------
                                                                                        613,424,092      619,446,166
                                                                                       ------------    -------------

OTHER ASSETS, net                                                                         9,482,132       10,472,734
                                                                                       ------------    -------------


INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS                                        65,053,843       67,814,141
                                                                                       ------------    -------------
                                                                                       $694,146,151    $ 706,387,435
                                                                                       ============    =============







                        (Continued on the following page)


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


                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                                                        March 31,       December 31,
                                                                                          1998              1997
                                                                                       -----------      ------------
                                                                                       (Unaudited)
               LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)
CURRENT LIABILITIES:
   Current maturities of long-term debt                                                 $27,725,000    $  25,625,000
   Accounts payable and accrued expenses                                                 23,812,209       23,309,249
   Subscriber deposits and prepayments                                                      443,633          452,642
   Payables to manager of cable television systems                                          726,217          956,136
                                                                                       ------------    -------------
           Total current liabilities                                                     52,707,059       50,343,027
                                                                                       ------------    -------------

DEFERRED REVENUE                                                                          2,345,658        1,465,287
                                                                                       ------------    -------------

DEFERRED INCOME TAXES                                                                    55,500,000       55,500,000
                                                                                       ------------    -------------

LONG-TERM DEBT, less current maturities                                                 431,788,750      437,295,000
                                                                                       ------------    -------------

DEFERRED MANAGEMENT FEES                                                                  4,036,987        4,036,987
                                                                                       ------------    -------------

NOTES PAYABLE                                                                            82,000,000       82,000,000
                                                                                       ------------    -------------

ACCRUED INTEREST ON NOTES PAYABLE                                                        40,784,293       36,919,412
                                                                                       ------------    -------------


MINORITY INTEREST IN SUBSIDIARY                                                          74,833,676       78,082,289
                                                                                       ------------    -------------

SHAREHOLDER'S INVESTMENT (DEFICIT):
   Common stock, $.01 par value, 100 shares authorized; 100 shares issued and
     outstanding                                                                                  1                1
   Additional paid-in capital                                                            79,999,999       79,999,999
   Accumulated deficit                                                                 (129,850,272)    (119,254,567)
                                                                                       ------------    -------------
           Total shareholder's investment (deficit)                                     (49,850,272)     (39,254,567)
                                                                                       ------------    -------------
                                                                                       $694,146,151    $ 706,387,435
                                                                                       ============    =============


The accompanying notes are an integral part of these consolidated balance sheets.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)


                                                                                            1998              1997
                                                                                            ----              ----
SERVICE REVENUES:
   Basic service                                                                        $30,121,877      $27,109,207
   Premium service                                                                        4,852,505        5,002,997
   Other                                                                                  9,606,396        8,374,530
                                                                                        -----------      -----------
                                                                                         44,580,778       40,486,734
                                                                                        -----------      -----------
EXPENSES:
   Operating, general and administrative                                                 22,303,034       20,542,573
   Depreciation and amortization                                                         18,877,166       15,218,022
   Management and financial advisory service fees - related parties                       1,359,421        1,331,232
                                                                                        -----------      -----------
                                                                                         42,539,621       37,091,827
                                                                                        -----------      -----------
           Income from operations                                                         2,041,157        3,394,907
                                                                                        -----------      -----------
OTHER INCOME (EXPENSE):
   Interest income                                                                           93,110            1,154
   Interest expense                                                                     (13,218,287)     (12,894,299)
   Other                                                                                         --           56,921
                                                                                        -----------      -----------
                                                                                        (13,125,177)     (12,836,224)
                                                                                        -----------      -----------
           Loss before equity in loss of unconsolidated limited partnerships, provision for income taxes and minority interest in loss of
              subsidiary                                                                (11,084,020)      (9,441,317)

EQUITY IN LOSS OF UNCONSOLIDATED LIMITED PARTNERSHIPS                                    (2,760,298)      (1,909,926)
                                                                                        -----------      -----------
           Loss before provision for income taxes and minority interest in loss
              of subsidiary                                                             (13,844,318)     (11,351,243)

PROVISION FOR INCOME TAXES                                                                       --               --
                                                                                        -----------      -----------
           Loss before minority interest in loss of subsidiary                          (13,884,318)     (11,351,243)

MINORITY INTEREST IN LOSS OF SUBSIDIARY                                                   3,248,613        2,715,214
                                                                                        -----------      -----------
           Net loss                                                                     (10,595,705)      (8,636,029)
                                                                                        ===========       ==========


 The accompanying notes are an integral part of these consolidated statements.


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


                     CCA ACQUISITION CORP. AND SUBSIDIARIES


          CONSOLIDATED STATEMENT OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)



                                                                       Additional
                                                          Common        Paid-In          Accumulated
                                                          Stock         Capital            Deficit        Total
                                                          ------        ---------        -----------      -----
BALANCE, December 31, 1997                                 $ 1        $ 79,999,999     $(119,254,567)  $ (39,254,567)

   Net loss                                                 --                  --       (10,595,705)    (10,595,705)
                                                           ---        ------------     -------------   -------------
BALANCE, March 31, 1998                                    $ 1        $ 79,999,999     $(129,850,272)  $ (49,850,272)
                                                           ===        ============     =============   =============










 The accompanying notes are an integral part of these consolidated statements.


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


                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)


                                                                                            1998              1997
                                                                                        ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $(10,595,705)     $(8,636,029)
   Adjustments to reconcile net loss to net cash provided by operating activities-

       Depreciation and amortization                                                     18,877,166       15,218,022
       Amortization of debt issuance costs                                                  305,267          279,234
       Equity in loss of unconsolidated limited partnerships                              2,760,298        1,909,926
       Minority interest in loss of subsidiary                                           (3,248,613)      (2,715,214)
       Changes in assets and liabilities, net of effects from acquisitions-
         Accounts receivable, net                                                           582,517        1,252,165
         Prepaid expenses and other                                                        (129,173)        (411,422)
         Other assets                                                                            --          (67,772)
         Accounts payable and accrued expenses                                              502,960       (4,285,563)
         Subscriber deposits                                                                 (9,009)          16,832
         Payables to manager of cable television systems, including deferred
           management fees                                                                 (229,919)         (97,490)
         Deferred revenue                                                                   880,371          351,895
         Accrued interest on note payable                                                 3,864,881        3,407,508
                                                                                       ------------      -----------
           Net cash provided by operating activities                                     13,561,041        6,222,092
                                                                                       ------------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                           (12,075,285)      (7,964,230)
   Payments of organizational expenses                                                      (56,972)              --
   Payments of franchise costs                                                              (37,500)        (175,273)
                                                                                       ------------      -----------
           Net cash used in investing activities                                       $(12,169,757)     $(8,139,503)
                                                                                       ------------      -----------










                        (Continued on the following page)


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                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                                   (Unaudited)



                                                                                            1998              1997
                                                                                        ------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under revolving credit and term loan facility                           $   4,500,000    $   3,700,000
   Payments under revolving credit and term loan facility                                (7,906,250)      (3,700,000)
                                                                                      -------------    -------------
           Net cash used in financing activities                                       $ (3,406,250)   $          --
                                                                                      -------------    -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (2,014,966)      (1,917,411)

CASH AND CASH EQUIVALENTS, beginning of period                                            2,595,272        2,934,939
                                                                                      -------------    -------------
CASH AND CASH EQUIVALENTS, end of period                                                 $  580,306      $ 1,017,528
                                                                                      =============    =============

CASH PAID FOR INTEREST                                                                  $ 8,021,758      $ 7,657,603
                                                                                      =============    =============

CASH PAID FOR TAXES                                                                   $           -    $           -
                                                                                      =============    =============








 The accompanying notes are an integral part of these consolidated statements.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Basis of Presentation

CCA Acquisition Corp. (CAC), a Delaware corporation, was formed on June 27, 1994, and is a wholly-owned subsidiary of CCA Holdings Corp. (CCA Holdings). CAC commenced operations in January 1995 in connection with consummation of the Crown Transaction (as defined below). The accompanying consolidated financial statements include the accounts of CAC; its wholly-owned subsidiary, Cencom Cable Entertainment, Inc. (CCE); and Charter Communications Entertainment I, L.P. (CCE-I), which is controlled by CAC through its general partnership interest (collectively referred to as the "Company"). CCA Holdings is owned approximately 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals and approximately 15% by Charter Communications, Inc. (Charter), manager of CCE-I's cable television systems. All material intercompany transactions and balances have been eliminated.

In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). Effective September 30, 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to Charter Communications Entertainment II, L.P. (CCE-II). As a result of entering into these agreements, CAC owns a 55% interest and CCT Holdings owns a 45% interest in the operations of CCE-I and CCE-II, respectively. CAC's investment in CCE-II is accounted for by the equity method.

The accompanying unaudited financial statements of CAC have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.



2.  RESPONSIBILITY FOR INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the results for the periods presented. The interim financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1997. Interim results are not necessarily indicative of results for a full year.



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


3.  INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

Summary financial information of CCE-II for the three months ended March 31, 1998 and 1997 is as follows:


                                                                For the Three Months Ended
                                                              March 31,            March 31,
                                                              ---------            ---------
                                                                1998                  1997
                                                                ----                  ----
                   Service revenues                         $ 24,544,816          $  22,669,563

                   Income(loss) from operations                (663,180)                582,859

                   Net loss                                 $(5,018,723)          $ (3,472,593)


As of March 31, 1998, CCE-II provided cable television service to approximately 173,200 basic subscribers in southern California.


4.  LITIGATION:

CCE-I is a named defendant in a purported class action lawsuit (the "Action") filed in October 1995 on behalf of the Cencom Cable Income Partners, L.P. (CCIP) limited partners. The Action named as defendants the general partner of CCIP, the purchasers of all the systems previously owned by CCIP (which includes CCE-I and certain other entities managed by Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Based upon, among other things, the advice of counsel, each of the defendants in the Action believe the Action to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believed that portions of the Amended Complaint are legally inadequate and in January 1997, filed a dispositive motion as to all remaining claims in the Action. In October 1997, the court granted in part, and denied in part, defendants motion for summary judgment, the effect of which narrowed the remaining issues significantly. The plaintiffs filed a motion to alter or amend the court order. There can be no assurance, however, that the plaintiff will not be awarded damages in connection with the Action, some or all of which may be payable by CCE-I.

CCE is a named defendant in two actions involving Cencom Cable Income Partners II, L.P. (CCIP II), a public limited partnership. In April 1997, a petition was filed, and two amended petitions subsequently filed, by plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners, Inc., the general partner of Cencom Partners, L.P. (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and CCE. CCE provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. By an agreement between the parties, the brokerage defendants and fraud allegations were dismissed without prejudice. The plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. In June 1997, a purported class action was filed on behalf of the partners of CCIP II against Cencom Properties II, CCE, Charter, certain other entities managed by Charter and certain individuals, including officers of Charter or Cencom Properties II. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in CPLP, the management of certain CCIP II assets and the sale of certain CCIP II assets. In November 1997, the plaintiffs amended their complaint to restate their allegations as a shareholders' derivative claim. The damages claimed by the plaintiffs are as yet unspecified. CCE believes that it has meritorious defenses in both actions and intends to defend the actions vigorously. CCE is not able at this stage to project the expenses which will be associated with the actions or to predict any potential outcome or financial impact. In October 1997, a purported class action was filed under the name Gerald Ortbals v. Charter Communications, on behalf of all persons residing in Missouri who are or were residential subscribers of CCE-I cable television service, and who have been charged a processing fee for delinquent payment of their cable bill. The action challenges the legality of CCE-

I's processing fee and seeks declaratory judgment, injunctive relief and unspecified damages. CCE-I believes the lawsuit to be without merit and intends to defend the action vigorously. CCE-I is not able, at this early stage, to project the expenses which will be associated with this action or to predict any potential outcome or financial impact.


The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Company's consolidated financial position or results of operations.





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